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                        JONES INTERCABLE, INC.|TM| LOGO

To:    Qualified Plan Trustees/Custodians
From:  Jones Intercable, Inc. (The General Partner)
Date:  December 8, 1995

 NOTICE OF PROXY MAILING & REQUEST FOR INDICATION OF PROXY EXECUTION ELECTION

The General Partner is filing a proxy statement with the SEC regarding the sale of the Lancaster, New York cable television system that is owned by Cable TV Fund 11-B, Ltd.

The sale of the Lancaster system is contingent upon the holders of a majority of the limited partnership interests of Cable TV Fund 11-B, Ltd. approving the sale. All registered owners of limited partnership interests will be sent a proxy statement. The proxy statement will detail the terms and conditions of the sale and seek the limited partners' consent. If the sale is approved, distributions are expected to be made.

Our records indicate that you are a registered owner of limited partnership interests in the Partnership as trustee/custodian for your clients who are the beneficial owners of such limited partnership interests. Enclosed for your review is the General Partner's list of the beneficial owners of limited partnership interests that are registered in your name (Exhibit A).

The General Partner requires that you, as the entity registered as a limited partner on the books and records of the Partnership, must either vote the proxies for the interests registered in your name (ELECTION 1) or assign your right to vote to the beneficial owners (ELECTION 2) for the votes of your interests to be counted.

PLEASE INDICATE YOUR PROXY EXECUTION ELECTION PREFERENCE BY COMPLETING THE REVERSE SIDE OF THIS FORM. KINDLY RETURN THIS FORM TO US IN THE ENCLOSED ENVELOPE BY JANUARY 8, 1996, OR WE WILL ASSUME THAT YOU WANT THE PROXY MATERIALS SENT ONLY TO YOU TO EXECUTE ON BEHALF OF THE BENEFICIAL OWNERS.

     The following is provided to assist you in completing the reverse side of this form:

     . Review taxpayer identification number and address label for accuracy.
       Make any necessary corrections.

     . Check ([x]) Election 1 or Election 2.

     . Date and sign as authorized Trustee/Custodian with a Medallion Program
       Signature Guarantee. A currently dated corporate resolution that shows the authorized signers may be sent in lieu of a Medallion Signature Guarantee.

     . Review the information on Exhibit A for accuracy. Make any necessary corrections and return.

     . Please call our Investor Services Department at (800) 572-6520, extension
       7510, if you have questions.

             CONTINUE TO REVERSE SIDE TO CONFIRM YOUR ELECTION -->
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       9897 E. Mineral Avenue, Englewood, Colorado 80112   303/792-3111

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Please verify:   [      trustee label      ]    Taxpayer ID:___________________
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Please check ([x]) Election 1 or Election 2:

  [ ] ELECTION 1.

  As a registered owner of limited partnership interests in the Partnership, we authorize the General Partner to mail proxy statements and proxy cards for each interest registered in our name only to us for our review and execution. We understand that we must bear all costs associated with proxy mailing services.



  By:  _________________________________________    ________________
       Authorized Signature of Trustee/Custodian    Date

MEDALLION PROGRAM SIGNATURE GUARANTEE REQUIRED BY SEC RULE 17AD-15, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934

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  [ ] ELECTION 2.

  As a registered owner of limited partnership interests in the Partnership, we authorize the General Partner to mail proxy statements and proxy cards to the beneficial owners of the limited partnership interests that are registered in our name and for which we act as trustee/custodian. We further authorize the beneficial owners to execute the proxy cards on our behalf according to the terms and conditions set forth in the OMNIBUS CONSENT (below). By this election, the signatures of the beneficial owners will be legally sufficient and the votes of the limited partnership interests registered in our name will be counted without our counter-signature on the proxy cards. We understand that a definitive proxy statement will be sent to us for our records when available.

  OMNIBUS CONSENT

  As a registered owner of limited partnership interests in the Partnership, the undersigned hereby appoints as proxy (individually, a "Proxy") each of our clients that are named as beneficiaries in the registrations on the books of the Partnership with respect to the limited partnership interests that are registered in our name and for which we act as trustee/custodian, with full power of substitution in each to vote the number of interests of the Partnership as are held on the books of the Partnership by the undersigned for the benefit of each named Proxy in the corresponding amount or amounts held by the undersigned for the benefit of each named Proxy as of the record date for the vote on the Lancaster, New York system sale which the undersigned would be entitled to vote by written consent.

  This authorization pertains to proxy cards executed by each named Proxy that are received by Jones Intercable, Inc. (the "General Partner") regarding the vote on the sale of the Lancaster, New York system by Cable TV Fund 11-B, Ltd.

  The appointment of each Proxy, whether or not coupled with an interest, is revocable, at any time, by a filing by the undersigned with the Partnership or its duly authorized agents of an instrument similar to this instrument relating to the interests of the Partnership, the filing of which instrument or instruments shall revoke the appointments specified herein only to the extent specified in such instrument or instruments. The undersigned does not authorize the Partnership to vote proxies for which the beneficial owners do not submit an executed proxy card.

  This omnibus consent supersedes and revokes any and all appointments heretofore made by the undersigned with respect to the voting of interests with respect to the sale of the Lancaster, New York system by Cable TV Fund 11-B, Ltd.



  By:  _________________________________________    ________________
       Authorized Signature of Trustee/Custodian    Date

MEDALLION PROGRAM SIGNATURE GUARANTEE REQUIRED BY SEC RULE 17AD-15, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934

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